Exhibit 99.1
Contacts:
Investor Relations:
Angela White
ir@vistaprint.com
+1 (781) 652-6480
Media Relations:
Jason Keith
publicrelations@vistaprint.com
+1 (781) 652-6444
Vistaprint Reports 2011 Fiscal Year Third Quarter Financial Results
Third quarter results were as follows:
•	Revenue grew 23 percent year over year to $203.7 million

•	Revenue grew 22 percent year over year excluding the impact of currency exchange fluctuations

•	GAAP net income per diluted share grew 46 percent year over year to $0.51

•	Non-GAAP adjusted net income per diluted share grew 37 percent year over year to $0.63
Venlo, the Netherlands, April 28, 2011 — Vistaprint N.V. (Nasdaq: VPRT), a leading online provider of professional marketing products and services to micro businesses and the home, today announced financial results for the three month period ended March 31, 2011, the third quarter of its 2011 fiscal year.
“Vistaprint just completed a very strong third quarter,” said Robert Keane, president and chief executive officer. “Earnings exceeded our expectations for three reasons: total revenue that was higher than our previous guidance, gross margin improvements that are the result of prior decisions to invest in manufacturing and procurement capabilities, and a delay in the timing of planned operating expenses.”

Keane continued, “Additionally, though it is still very early, we are progressing against the multi-year growth strategy we outlined at our recent investor day in New York. During the quarter, we researched and tested initiatives to deliver greater value to our customers; we moved forward to further drive manufacturing excellence; we invested more in established marketing channels; and we tested investments in new marketing channels.”
Financial Metrics:
•	Revenue for the third quarter of fiscal year 2011 grew to $203.7 million, a 23 percent increase over revenue of $166.0 million reported in the same quarter a year ago. Excluding the estimated impact from currency exchange rate fluctuations, total revenue grew 22 percent from the same quarter a year ago.

•	Gross margin (revenue minus the cost of revenue as a percent of total revenue) in the third quarter was 65.3 percent, compared to 64.1 percent in the same quarter a year ago.

•	Operating income in the third quarter was $25.6 million, or 12.6 percent of revenue, which was a 44 percent increase compared to $17.8 million, or 10.7 percent of revenue in the same quarter a year ago.

•	GAAP net income for the third quarter was $22.9 million, or 11.3 percent of revenue, a 42 percent increase compared to $16.2 million, or 9.7 percent of revenue in the same quarter a year ago.

•	GAAP net income per diluted share for the third quarter was $0.51, a 46 percent increase versus $0.35 in the same quarter a year ago.

•	Non-GAAP adjusted net income for the third quarter, which excludes share-based compensation expense and its related tax effect, was $28.2 million, or 13.8 percent of revenue, a 31 percent increase compared to $21.5 million, or 12.9 percent of revenue in the same quarter a year ago.

•	Non-GAAP adjusted net income per diluted share for the third quarter, which excludes share-based compensation expense and its related tax effect, was $0.63, a 37 percent increase versus $0.46 in the same quarter a year ago.

•	Capital expenditures in the third quarter were $4.2 million or 2.1 percent of revenue.

•	During the third quarter, the company generated $33.7 million in cash from operations and $27.8 million in free cash flow, defined as cash from operations less purchases of property, plant and equipment, purchases of intangible assets, and capitalization of software and website development costs.

•	The company had $208.1 million in cash and cash equivalents as of March 31, 2011.

•	During the third quarter, the company purchased 32,852 of its ordinary shares for $1.5 million, inclusive of transaction costs, at an average per-share cost of $44.94, as part of the share repurchase program authorized by the Supervisory Board in November 2010.
Operating Metrics:
•	Vistaprint acquired approximately 1.8 million new customers in the third fiscal quarter ended March 31, 2011, compared with 1.6 million in the same quarter a year ago.

•	Repeat customers generated approximately 68 percent of total bookings in the third quarter, compared with 67 percent in the same quarter a year ago.

•	Total order volume in the third quarter of fiscal year 2011 was approximately 5.8 million, reflecting an increase of approximately 21 percent over approximately 4.8 million orders in the same quarter a year ago.

•	Advertising and commissions expense was $43.4 million, or 21.3 percent of revenue in the third quarter, compared to $33.2 million, or 20.0 percent of revenue in the same quarter a year ago.

•	The U.S. market contributed 54 percent of total revenue in the third fiscal quarter, down from 55 percent in the same quarter a year ago, representing a 19 percent increase in revenue year over year. Non-U.S. markets contributed 46 percent of total revenue in the third quarter, up from 45 percent in the same quarter a year ago, representing a 27 percent increase in revenue year over year and 25 percent in constant currency.

•	North American, European and Asia-Pacific revenue contributions in the third quarter of fiscal year 2011 were 57, 38, and 5 percent of total revenue, respectively.

•	Average order value in the third quarter, including revenue from shipping and processing, was $36.03, compared with $34.79 in the same quarter a year ago.

•	Website sessions in the third quarter were 79.4 million, a 3 percent decrease from 81.9 million in the same quarter a year ago.

•	Conversion rates were 7.3 percent in the third quarter of fiscal 2011, compared to 5.9 percent in the same quarter a year ago.
“With three quarters of good execution behind us, we believe that we will deliver stronger than previously anticipated revenue and earnings results for the full fiscal year,” said Ernst Teunissen, chief financial officer. “Therefore, we are raising our fiscal 2011 revenue and earnings guidance to reflect our recent performance and outlook for the fourth quarter. Our guidance factors in our plan to make additional investments in the fourth quarter to drive longer-term growth that are in line with our well-established financial strategy of targeting annual, not quarterly, EPS objectives.”
Financial Guidance as of April 28, 2011:
Based on current and anticipated levels of demand, the company expects the following financial results:
Revenue
•	For the fourth quarter of fiscal year 2011, ending June 30, 2011, the company expects revenue of approximately $202 million to $207 million.

•	For the full fiscal year ending June 30, 2011, the company expects revenue of approximately $810 million to $815 million.

GAAP Diluted Earnings Per Share
•	For the fourth quarter of fiscal year 2011, ending June 30, 2011, the company expects GAAP diluted earnings per share of approximately $0.28 to $0.33, which assumes 44.7 million weighted average diluted shares outstanding.

•	For the full fiscal year ending June 30, 2011, the company expects GAAP diluted earnings per share of approximately $1.78 to $1.83, which assumes 44.9 million weighted average diluted shares outstanding.
Non-GAAP Adjusted Net Income Per Diluted Share
•	For the fourth quarter of fiscal year 2011, ending June 30, 2011, the company expects non-GAAP adjusted net income per diluted share of approximately $0.38 to $0.43, which excludes expected share-based compensation expense and its related tax effect of approximately $5.1 million, and assumes a non-GAAP weighted average diluted share count of approximately 45.2 million shares.

•	For the full fiscal year ending June 30, 2011, the company expects non-GAAP adjusted net income per diluted share of approximately $2.26 to $2.31, which excludes expected share-based compensation expense and its related tax effect of approximately $22.3 million, and assumes a non-GAAP weighted average diluted share count of approximately 45.4 million shares.
Capital Expenditures
For the full fiscal year ending June 30, 2011, the company expects to make capital expenditures of approximately $40 million to $45 million. Planned capital investments are designed to support the planned growth of the business.
The foregoing guidance supersedes any guidance previously issued by the company. All such previous guidance should no longer be relied upon.
At approximately 4:20 p.m. (EDT) on April 28, 2011, Vistaprint will post, on the Investor Relations section of www.vistaprint.com, a link to a pre-recorded audio visual end-of-quarter presentation along with a downloadable transcript of the prepared remarks that accompany that presentation. At 5:15 p.m. (EDT) the company will host a live Q&A conference call with management, which will be available via web cast on the Investor Relations section of www.vistaprint.com and via dial-in at (866) 543-6407, access code 74429982. A replay of the Q&A session will be available on the company’s website following the call on April 28, 2011.
About non-GAAP financial measures
To supplement Vistaprint’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles, or GAAP, Vistaprint has used the following measures defined as non-GAAP financial measures by Securities and Exchange Commission (or SEC) rules: non-GAAP adjusted net income, non-GAAP adjusted net income per diluted share, free cash flow, and constant currency revenue growth. The items excluded from the non-GAAP adjusted net income measurements are share-based compensation expense and its related tax effect. Free cash flow is defined as net cash provided by operating activities less purchases of property, plant and equipment, purchases of intangible assets, and capitalization of software and website development costs. Constant currency revenue growth is estimated by translating all non-U.S. dollar denominated revenue generated in the current period using the prior year period’s average exchange rate for each currency to the U.S. dollar.
The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. The tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliation between these financial measures.
Vistaprint’s management believes that these non-GAAP financial measures provide meaningful supplemental information in assessing our performance and when forecasting and analyzing future periods. These non-GAAP financial measures also have facilitated management’s internal comparisons to Vistaprint’s historical performance and our competitors’ operating results.
Management provides these non-GAAP financial measures as a courtesy to investors. However, to gain a more complete understanding of the company’s financial performance, management does (and investors should) rely upon GAAP statements of operations and cash flow.
About Vistaprint
Vistaprint N.V. (Nasdaq:VPRT) empowers more than 10 million micro businesses and consumers annually with affordable, professional options to make an impression. With a unique business model supported by proprietary technologies, high-volume production facilities, and direct marketing expertise, Vistaprint offers a wide variety of products and services that micro businesses can use to expand their business. A global company, Vistaprint employs over 2,700 people, operates 24 localized websites globally and ships to more than 120 countries around the world. Vistaprint’s broad range of products and services are easy to access online, 24 hours a day at www.vistaprint.com.
Vistaprint and the Vistaprint logo are trademarks of Vistaprint N.V. or its subsidiaries. All other brand and product names appearing on this announcement may be trademarks or registered trademarks of their respective holders.
This press release contains statements about management’s future expectations, plans and prospects of our business that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about the expected growth and development of our business during the remainder of fiscal year 2011 and beyond, our financial guidance set forth under the heading “Financial Guidance as of April 28, 2011,” our planned investments in our business and the anticipated effects of those investments on the growth of our business. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, our ability to attract and retain customers and to do so in a cost-effective manner, the willingness of purchasers of marketing services and products to shop online, our failure to increase our revenue and keep our expenses consistent with revenue, unexpected increases in our use of funds, currency exchange rate fluctuations, our ability to manage the growth of our business, the failure of our investments in our business, the failure of the reorganization of our management reporting structures to realize expected benefits, the challenges associated with our international operations, interruptions in or failures of our websites or network infrastructure or manufacturing operations, changes in or interpretation of tax laws and treaties, downturns in general economic conditions, and other factors that are discussed in our Annual Report on Form 10-K for the fiscal year ended June 30, 2010, our Form 10-Q for the quarter ended December 31, 2010, and other documents we periodically file with the SEC.
In addition, the statements in this press release represent our expectations and beliefs as of the date of this press release. We anticipate that subsequent events and developments may cause these expectations and beliefs to change. We specifically disclaim any obligation to update any forward-looking statements. These forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this press release.
Financial Tables to Follow

VISTAPRINT N.V.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited in thousands, except share and per share data)

	March 31,	June 30,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$208,065	$162,727
Marketable securities	—	9,604
Accounts receivable, net of allowances of $90 and $53, respectively	11,754	9,389
Inventory	8,445	6,223
Prepaid expenses and other current assets	16,968	15,059

Total current assets	245,232	203,002
Property, plant and equipment, net	260,220	249,961
Software and web site development costs, net	6,041	6,426
Deferred tax assets	6,998	7,277
Other assets	10,753	11,223

Total assets	$529,244	$477,889

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$17,114	$16,664
Accrued expenses	68,640	65,609
Deferred revenue	7,672	4,138
Current portion of long-term debt	—	5,222

Total current liabilities	93,426	91,633
Deferred tax liabilities	2,994	3,151
Other liabilities	7,854	6,991

Total liabilities	104,274	101,775

Shareholders’ equity:
Ordinary shares, par value €0.01 per share, 120,000,000 shares authorized; 49,950,289 and 49,891,244 shares issued and 42,995,043 and 43,855,164 shares outstanding, respectively	699	698
Treasury shares, at cost, 6,955,246 and 6,036,080, respectively	(86,052)	(29,637)
Additional paid-in capital	267,777	249,153
Retained earnings	234,237	166,525
Accumulated other comprehensive income (loss)	8,309	(10,625)

Total shareholders’ equity	424,970	376,114

Total liabilities and shareholders’ equity	$529,244	$477,889

VISTAPRINT N.V.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited in thousands, except share and per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2011	2010	2011	2010
Revenue	$203,667	$166,029	$608,218	$505,732
Cost of revenue (1)	70,738	59,659	212,405	180,400
Technology and development expense (1)	22,766	19,601	68,260	57,770
Marketing and selling expense (1)	66,602	54,530	200,546	161,076
General and administrative expense (1)	17,998	14,427	50,926	43,543

Income from operations	25,563	17,812	76,081	62,943
Interest income	129	113	320	327
Other expense, net	532	14	1,035	648
Interest expense	—	123	196	670

Income before income taxes	25,160	17,788	75,170	61,952
Income tax provision	2,243	1,621	7,458	5,861

Net income	$22,917	$16,167	$67,712	$56,091

Basic net income per share	$0.53	$0.37	$1.55	$1.30

Diluted net income per share	$0.51	$0.35	$1.50	$1.24

Weighted average shares outstanding — basic	42,851,295	43,569,607	43,563,447	43,234,283

Weighted average shares outstanding — diluted	44,521,585	45,661,139	45,037,863	45,265,012

(1) Share-based compensation is allocated as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2011	2010	2011	2010
Cost of revenue	$161	$186	$561	$633
Technology and development expense	1,035	1,307	3,275	4,581
Marketing and selling expense	917	1,161	3,051	3,781
General and administrative expense	3,004	2,489	9,825	7,905

VISTAPRINT N.V.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited in thousands)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2011	2010	2011	2010
Operating activities
Net income	$22,917	$16,167	$67,712	$56,091
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,747	11,399	37,701	32,702
Abandonment of acquired intangible assets	—	—	—	920
Loss (gain) on sale, disposal or impairment of long-lived assets	34	(15)	154	131
Amortization of premiums and discounts on marketable securities	20	45	163	45
Share-based compensation expense	5,117	5,143	16,712	16,900
Tax benefits derived from share-based compensation awards	(1,232)	(1,947)	(1,550)	(4,877)
Deferred taxes	1,100	(25)	1,004	(50)
Changes in operating assets and liabilities, excluding the effect of an acquisition:
Accounts receivable	(1,128)	(1,496)	(1,943)	(4,584)
Inventory	323	676	(1,665)	(1,656)
Prepaid expenses and other assets	2,880	(344)	3,216	1,527
Accounts payable	(17)	2,456	(396)	5,991
Accrued expenses and other liabilities	(9,111)	765	5,219	20,030

Net cash provided by operating activities	33,650	32,824	126,327	123,170

Investing activities
Purchases of property, plant and equipment	(4,246)	(22,880)	(29,224)	(73,828)
Proceeds from sale of equipment	—	177	—	177
Business acquisition, net of cash acquired	—	—	—	(6,496)
Purchases of marketable securities	—	(9,804)	—	(9,804)
Maturities and redemptions of marketable securities	4,430	—	9,570	100
Purchases of intangible assets	(32)	—	(148)	—
Capitalization of software and website development costs	(1,568)	(1,657)	(4,656)	(4,804)

Net cash used in investing activities	(1,416)	(34,164)	(24,458)	(94,655)

Financing activities
Repayments of long-term debt	—	(386)	(5,222)	(13,514)
Payment of withholding taxes in connection with vesting of restricted share units	(1,694)	(1,654)	(4,102)	(4,366)
Repurchase of ordinary shares	(1,477)	—	(56,935)	—
Tax benefits derived from share-based compensation awards	1,232	1,947	1,550	4,877
Proceeds from issuance of shares	3,387	5,338	5,202	13,407

Net cash provided by (used in) financing activities	1,448	5,245	(59,507)	404

Effect of exchange rate changes on cash	1,277	(445)	2,976	(322)

Net increase in cash and cash equivalents	34,959	3,460	45,338	28,597

Cash and cash equivalents at beginning of period	173,106	159,125	162,727	133,988

Cash and cash equivalents at end of period	$208,065	$162,585	$208,065	$162,585

VISTAPRINT N.V.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(Unaudited in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2011	2010	2011	2010
Non-GAAP adjusted net income reconciliation:
Net income	$22,917	$16,167	$67,712	$56,091
Add back:
Share-based compensation expense, inclusive of income tax effects	5,285 (a)	5,315 (b)	17,271 (c)	17,494 (d)

Non-GAAP adjusted net income	$28,202	$21,482	$84,983	$73,585

Non-GAAP adjusted net income per diluted share reconciliation:
Net income per diluted share	$0.51	$0.35	$1.50	$1.24
Add back:
Share-based compensation expense, inclusive of income tax effects	0.12	0.11	0.37	0.36

Non-GAAP adjusted net income per diluted share	$0.63	$0.46	$1.87	$1.60

Non-GAAP weighted average shares outstanding — diluted	45,078,647	46,230,824	45,554,037	45,939,637

(a) Includes share-based compensation charges of $5,117 and the income tax effects related to those charges of $168

(b) Includes share-based compensation charges of $5,143 and the income tax effects related to those charges of $172

(c) Includes share-based compensation charges of $16,712 and the income tax effects related to those charges of $559

(d) Includes share-based compensation charges of $16,900 and the income tax effects related to those charges of $594

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2011	2010	2011	2010
Free cash flow reconciliation:
Net cash provided by operating activities	$33,650	$32,824	$126,327	$123,170
Purchases of property, plant and equipment	(4,246)	(22,880)	(29,224)	(73,828)
Purchases of intangible assets	(32)	—	(148)	—
Capitalization of software and website development costs	(1,568)	(1,657)	(4,656)	(4,804)

Free cash flow	$27,804	$8,287	$92,299	$44,538

VISTAPRINT N.V.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (CONTINUED)
(Unaudited in thousands, except share and per share data)

	GAAP Revenue			Currency	Constant-
	Three Months Ended			Impact:	Currency
	March 31,			(Favorable)/	Revenue
	2011	2010	% Change	Unfavorable	Growth
Constant-currency revenue growth reconciliation by segment:
North America	$115,516	$95,411	21%	—%	21%
Europe	77,675	63,630	22%	(1)%	21%
Asia-Pacific	10,476	6,988	50%	(15)%	35%

Total revenue	$203,667	$166,029	23%	(1)%	22%

Constant-currency revenue growth reconciliation by geographic area:
US	$109,533	$92,015	19%	—%	19%
Non-US	94,134	74,014	27%	(2)%	25%

Total revenue	$203,667	$166,029	23%	(1)%	22%

	GAAP Revenue			Currency	Constant-
	Nine Months Ended			Impact:	Currency
	March 31,			(Favorable)/	Revenue
	2011	2010	% Change	Unfavorable	Growth
Constant-currency revenue growth reconciliation by segment:
North America (1)	$333,525	$283,299	18%	(1)%	17%
Europe	243,949	202,114	21%	5%	26%
Asia-Pacific	30,744	20,319	51%	(13)%	38%

Total revenue	$608,218	$505,732	20%	2%	22%

Constant-currency revenue growth reconciliation by geographic area:
US (1)	$317,063	$273,607	16%	—%	16%
Non-US	291,155	232,125	25%	3%	28%

Total revenue	$608,218	$505,732	20%	2%	22%

(1)	Includes referral fee revenue from membership discount programs of $5,247 for the nine months ended March 31, 2010.